Exhibit 10.1

ZIPREALTY, INC

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of January 15, 2010, is entered into between ZipRealty, Inc., a Delaware corporation (the “Company”), and [EMPLOYEE] (the “Employee”). Unless otherwise defined herein, the terms of this Agreement will have the same meaning as defined in the ZipRealty, Inc. 2004 Equity Incentive Plan (the “Plan”). The Agreement is entered into as follows:

WHEREAS, the employment of Employee is considered by the Company to be important for the Company’s continued growth; and

WHEREAS, pursuant to the Company meeting certain key corporate performance goals under its 2009 Management Incentive Plan, to reward Employee’s contributions to that achievement, to induce Employee to remain with the Company, and to assure Employee’s continued commitment to the success of the Company, the Compensation Committee of the Board of Directors of the Company (the “Board”) has determined that Employee shall be granted a stock award (“Stock Award”) covering shares of the Company’s common stock (the “Shares”) under the Company’s Plan and subject to the restrictions stated below.

THEREFORE, the parties agree as follows:

1. Grant of Stock Award. Subject to the terms and conditions of this Agreement and the Plan which is incorporated herein by reference, the Company hereby issues to Employee a Stock Award covering [#] Shares and hereby agrees to issue such Shares to Employee.

2. Vesting Schedule. As long as Employee’s employment or service relationship with the Company as a Service Provider continues during the following vesting term, the interest of Employee in the Shares shall vest as follows: all of the Shares subject to the Stock Award will vest on July 1, 2010. Therefore, provided Employee has not experienced a termination of employment or service relationship prior to the close of business on July 1, 2010, the interest of Employee in the Shares shall be vested fully on that date. Additional vesting terms may apply under circumstances specified in any Change of Control Agreement between Employee and the Company.

3. Forfeiture. Upon the date Employee’s employment terminates for any reason and Employee is no longer a Service Provider, all Shares received by Employee pursuant to this Agreement that have not vested as described in Section 2 of this Agreement, together with any shares of stock issued as a dividend or other distribution on, in exchange for or upon the conversion of, such unvested Stock (collectively, the “Forfeited Shares”), will be forfeited to the extent that they have not vested on or prior to such date. In that event, the Forfeited Shares will immediately revert to the Company with no further action required by the Company or Employee. Employee will receive no payment for Forfeited Shares that are forfeited. The Company determines when Employee’s relationship as a Service Provider terminates for this purpose.

4. Escrow of Shares.

(a) To ensure that Employee’s unvested Shares are delivered to the Company in the event of a forfeiture described in Section 3, Employee agrees, promptly following the execution of this Agreement, to deliver to and deposit with the escrow agent (the “Escrow Agent”) named in the Joint Escrow Instructions attached as Exhibit A the certificate(s) evidencing the unvested Shares and an Assignment Separate from Certificate executed by Employee (with date and number of shares in blank) in the form attached as Exhibit B. The certificate(s) evidencing the unvested Shares and the Assignment Separate from Certificate shall be delivered to the Escrow Agent and held under the Joint Escrow Instructions, which shall be delivered to the Escrow Agent promptly following the execution of this Agreement.

(b) Promptly following the date when the Shares have vested in full, the Company shall direct the Escrow Agent to deliver to Employee a certificate or certificates representing the Shares.

5. Transfer Restrictions. Except as otherwise provided for in this Agreement and the Plan, the Shares or rights granted hereunder may not be sold, pledged or otherwise transferred until the Shares become vested and nonforfeitable in accordance with Sections 2 and 3.

6. Mandatory Holding Period for Executive Officers. As required by the Company’s Corporate Governance Guidelines, upon each vesting event under this Agreement, at least 50% of the shares that have so vested (after deducting any shares surrendered to the Company to cover tax withholdings at statutory rates) must be held by Employee for at least one (1) year following vesting. This holding period will lapse immediately upon the termination of Employee’s employment with the Company or upon a “Change of Control” (as defined in the Change of Control Agreement between the Company and Employee). Upon the request of Employee to have this such holding period waived due to hardship or a requirement to comply with a court order (for example, in a divorce settlement), the Company’s Corporate Governance and Nominating Committee will consider such request and may make such waivers as it deems appropriate under the circumstances.

7. Stockholder Rights. Employee shall be entitled to all of the rights and benefits generally accorded to stockholders with respect to the Shares. All dividends on Shares that are subject to any restrictions, including vesting, shall be subject to the same restrictions, including those set forth in Sections 2 and 3, as the Shares on which the dividends were paid.

8. Taxes.

(a) Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Shares hereunder. In the event that the Company is required to withhold taxes as a result of the grant or vesting of the Shares, or subsequent sale of the Shares, Employee shall surrender a sufficient number of whole Shares or make a cash payment as necessary to cover all applicable required withholding and payroll-based taxes at the time the Shares vest and the transfer restrictions on the Shares, as described in Section 5, lapse (or at such other time as required by applicable laws), unless alternative procedures for such payment are established by the Company. Employee will receive a cash refund for any fraction of a surrendered Share not necessary for required withholding taxes and required social security contributions. To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, Employee authorizes the Company, its affiliates and subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social security contributions from Employee’s compensation. Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

(b) Employee understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date all “forfeiture restrictions” on the Shares have lapsed. In this context, “forfeiture restrictions” mean the forfeiture obligation set forth in Section 3 of this Agreement and the restriction on transferability as set forth in Section 5 of this Agreement and in Section 7 of the Plan.

(c) Employee understands that Employee may elect to be taxed at the time the Shares are issued, based on the value of the Shares at the issuance date, rather than when and as the forfeiture restrictions lapse (on the vesting dates), by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of issuance. Employee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to issuance and vesting of the Shares hereunder, and does not purport to be complete. The Company has directed Employee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Employee may reside, the tax consequences of Employee’s death, and the decision as to whether or not to file an 83(b) Election (as well as appropriate advice and assistance with the actual filing of any such 83(b) Election) in connection with the issuance of the Shares.

(d) Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Employee is and remains Employee’s responsibility and that the Company (i) makes no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this issuance of Shares, including the vesting of the Shares or the subsequent sale of the Shares; and (ii) does not commit to structure the terms or any aspect of this issuance of Shares to reduce or eliminate Employee’s liability for Tax-Related Items. Prior to the vesting of the Shares, Employee shall pay the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of Employee’s receipt of the Stock Award or Employee’s receipt of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.

9. Acknowledgment and Waiver. By accepting this grant of a Stock Award, Employee acknowledges and agrees that:

(a) other than for the terms of the 2009 Management Incentive Plan, the grant of the Stock Award is voluntary and occasional and does not create any contractual or other right to receive future grants of stock awards or shares, even if stock awards or shares have been granted repeatedly in the past;

(b) the grant of the Stock Award shall not create a right to further employment with the Company, shall not create an employment agreement between Employee and the Company and shall not interfere with the ability of the Company to terminate Employee’s employment relationship at any time with or without cause, and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(c) the grant of this Stock Award, the Shares and resulting benefits are outside the scope of Employee’s employment contract, if any;

(d) in consideration of this grant of a Stock Award, no claim or entitlement to compensation or damages shall arise from termination of this Stock Award or diminution in value of the Shares resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws), and Employee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and

(e) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of employment (whether or not in breach of local labor laws) and of status as a Service Provider, Employee’s right to receive benefits under this Agreement, if any, will terminate effective as of the date that Employee is no longer actively employed or actively acting as a Service Provider and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws) and of status as a Service Provider, Employee’s right to receive benefits under this Agreement after such termination, if any, will be measured by the date of termination of Employee’s active employment or active provision of services as a Service Provider and will not be extended by any notice period mandated under local law.

10. Conditions Upon Issuance of Shares. Notwithstanding any other provision of this Agreement, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under this Agreement unless such issuance or delivery would comply with applicable laws, with such compliance determined by the Company in consultation with its legal counsel.

11. Miscellaneous.

(a) The Company shall not be required to treat as the owner of Shares, and associated benefits hereunder, any transferee to whom such Shares or benefits shall have been so transferred in violation of this Agreement.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Employee at Employee’s address then on file with the Company.

(d) The Plan is incorporated herein by reference. The Plan, this Agreement and any Change of Control Agreement between Employee and the Company constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof, and may not be modified adversely to Employee’s interest except by means of a writing signed by the Company and Employee.

(e) This Agreement is governed by the laws of the state of Delaware.

(f) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

ZIPREALTY, INC.

By
J. Patrick Lashinsky
Accepted by Employee:		President & CEO

[EMPLOYEE]

RETAIN THIS AGREEMENT FOR YOUR RECORDS

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

January 15, 2010

Samantha Harnett

Vice President, General Counsel & Secretary

ZipRealty, Inc.

2000 Powell Street, Suite 300

Emeryville, California 94608

Dear Madam:

As Escrow Agent for ZipRealty, Inc. (the “Company”), and [EMPLOYEE] (the “Employee”), you are authorized and directed to hold the Assignment Separate from Certificate form(s) executed by Employee and the certificate(s) of stock representing Employee’s unvested shares transferred in accordance with the terms of the Restricted Stock Award Agreement (the “Agreement”) entered into between the Company and Employee, in accordance with the following instructions:

1. In the event of a forfeiture described in Section 3 of the Agreement, Employee and the Company hereby irrevocably authorize and direct you to effect the contemplated forfeiture as set forth below.

2. Promptly following a forfeiture describe in Section 3 of the Agreement, you are directed (a) to date the Assignment Separate from Certificate form(s) necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the form(s), together with the certificate or certificates evidencing the shares to be transferred, to the Company.

3. Employee irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you under this letter and any additions and substitutions to the shares as defined in the Agreement. Employee irrevocably appoints you as his or her attorney-in-fact and agent for the term of this escrow to execute, with respect to the shares of stock, all documents necessary or appropriate to make such securities negotiable and to complete any transaction contemplated by these Joint Escrow Instructions. Subject to the provisions of this Section 3, Employee shall exercise all rights and privileges, including but not limited to the right to vote and to receive dividends (if any), of a stockholder of the Company while the shares are held by you.

4. In accordance with the terms of Section 4(b) of the Agreement, you may deliver to Employee a certificate or certificates representing shares that are no longer subject to the forfeiture restrictions described in Section 3 of the Agreement.

5. This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

6. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Employee, you shall deliver them to Employee and shall be discharged from all further obligations under these Joint Escrow Instructions.

7. Your duties under these Joint Escrow Instructions may be altered, amended, modified or revoked only by a writing signed by all of the parties.

8. You shall be obligated to perform the duties described in these Joint Escrow Instructions and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act or omission as Escrow Agent or as attorney-in-fact of Employee while acting in good faith and in the exercise of your own good judgment, and any act or omission by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9. You are expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties under these Joint Escrow Instructions or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for under these Joint Escrow Instructions.

11. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations under these Joint Escrow Instructions and may rely upon the advice of such counsel.

13. Your responsibilities as Escrow Agent under these Joint Escrow Instructions shall terminate if you shall cease to be employed by the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations under these Joint Escrow Instructions, the parties shall furnish such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you under these Joint Escrow Instructions, you are authorized and directed to retain in your possession without liability to anyone, all or any part of the securities until the dispute is settled either by mutual written agreement of the parties or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected. You are under no duty whatsoever to institute or defend against any such proceedings.

16. Any notice required or permitted under these Joint Escrow Instructions shall be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties.

17. By signing these Joint Escrow Instructions, you become a party only for the purpose of these Joint Escrow Instructions; you do not become a party to the Agreement.

18. This instrument shall be governed by and construed in accordance with the laws of the State of Delaware.

19. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,
ZIPREALTY, INC.

By
J. Patrick Lashinsky
President & CEO

EMPLOYEE:

[EMPLOYEE]

ESCROW AGENT:

Samantha Harnett, Vice President
General Counsel & Secretary

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [EMPLOYEE] sells, assigns and transfers to ZipRealty, Inc. (the “Company”) or its assignee [#] shares of the Common Stock of the Company (the “Shares”), which stand in his or her name on the books of the Company and are represented by Certificate No.                     , and irrevocably constitutes and appoints Samantha Harnett as Attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

Dated:             ,         .

[EMPLOYEE]

(Signature)

Spousal/Registered Domestic Partnership Consent (if applicable)

                     (Employee’s spouse/registered domestic partner) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Printed Name

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO ENFORCE THE FORFEITURE RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURE.